                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly  Report of NYFIX,  Inc. (the "Company") on Form
10-Q for the period ending  September 30, 2004 as filed with the  Securities and
Exchange  Commission  on the date hereof  (the  "Report"),  I, Peter K.  Hansen,
Chairman,  President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

     (1)  The Report fully  complies with the  requirements  of section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

/s/ Peter K. Hansen
- ---------------------------------
Peter K. Hansen
Chairman, President and
Chief Executive Officer
November 9, 2004

A signed  original of this  written  statement  required by Section 906 has been provided to NYFIX, Inc. and will be retained by NYFIX, Inc. and furnished to the
Securities and Exchange Commission or its staff upon request.

This  certification  accompanies  this  Report  pursuant  to Section  906 of the
Sarbanes-Oxley  Act of 2002 and  shall not be deemed  filed by the  Company  for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.